EXHIBIT 10.2

                       SECOND AMENDMENT TO

                     THE GENICOM CORPORATION

             DEFERRED COMPENSATION AND SAVINGS PLAN


      SECOND AMENDMENT, dated as of January 20, 1994, to the Genicom Corporation Deferred Compensation and Savings Plan, by Genicom Corporation (the "Company"). The Company maintains the Genicom Corporation Deferred Compensation and Savings Plan, as amended and restated effective as of January 2, 1989 (the "Plan"). The Company has the power to amend the Plan and now wishes to do so. NOW, THEREFORE, the Plan is amended as follows, effective March 1, 1994.
   I. Section 3.3 is amended by adding a new subsection (f) to read as follows:
                (f) Notwithstanding the foregoing provisions of this Section 3.3, effective March 1, 1994, the Employer may, butshall not be required to, make an Employer Matching Contribution on behalf of the Participants who elect to have Salary Reduction Contributions made on their behalf, in such amount as the Board shall determine. Employer Matching Contributions shall be stated as a percentage of Participants' Salary Reduction Contributions for the Plan Year. The Employer shall designate the percentage and may limit the amount of Salary Reduction Contributions to be matched. If more than one Employer has adopted the Plan, each Employer shall make contributions for its own Participants.

    II.     In all respects not amended, the Plan is hereby ratified and confirmed.
                             * * * * *
      WITNESS the following signature this 25th day of January, 1994.
                                    GENICOM CORPORATION

                                    By: /s/ Paul T. Winn